As filed with the Securities and Exchange Commission on May 16, 2005

Registration No. 333-4182

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zamba Solutions LLC

(Formerly Known As Zamba Corporation)
(Exact name of registrant as specified in its charter)

Delaware	36-3584201
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(312) 228-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1993 Equity Incentive Plan
1993 Directors Stock Option Plan
(Full title of the plans)

Philip J. Downey, Esq.
Secretary
Zamba Solutions LLC
205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(312) 228-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Richard E. Robbins, Esq.
Sidley Austin Brown & Wood LLP
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

SIGNATURES

     This Post-Effective Amendment No. 1 to Registration Statement No. 333-4182 is being filed by Zamba Solutions LLC (formerly known as Zamba Corporation) to remove from registration under the Securities Act of 1933, as amended, the securities which remain unsold pursuant to such Registration Statement on the date of this filing. No further offering of such securities will be made.

SIGNATURES

     Pursuant to the requirements of the Securites Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 16th day of May, 2005.

ZAMBA SOLUTIONS LLC (formerly known as Zamba Corporation)

By:	/s/ Philip J. Downey

Name:	Philip J. Downey
Title:	Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Michael R. Gorsage	President (Principal Executive Officer)	May 16, 2005

Michael R. Gorsage

/s/ Sandor Grosz	Treasurer (Principal Financial and	May 16, 2005

Sandor Grosz	Principal Accounting Officer)

Technology Solutions Company	Sole Member of Zamba Solutions LLC,	May 16, 2005
a member-managed limited liability
company

By:	/s/ Philip J. Downey

Name:	Philip J. Downey
Title:	Vice President - General
Counsel & Corporate Secretary